Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-17941, 333-79895, 333-68130, 333-90840, 333-119850, 333-129421 and 333-153852 on Form S-8 and No. 333-156096 on Form S-3 of our reports dated March 15, 2011, relating to the consolidated financial statements of Marina District Development Company, LLC and subsidiary appearing in this Annual Report on Form 10-K of Boyd Gaming Corporation and Subsidiaries for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Parsippany, NJ
March 15, 2011